MAZARS

Our ref.: JY/LF/S932/ABA3/pp

March 21, 2012

Securities and Exchange Commission
100 F Street, NE
Washington DC 20459
United States

Dear Sirs,

SMARTPAY EXPRESS, INC.

We have read Item 4.01 of SmartPay Express, Inc.'s Form 8-K/A-1, which discusses the resignation of Mazars CPA Limited as its independent auditor, and we agree with the statements made therein.

Yours faithfully,

Mazars CPA Limited
Certified Public Accountant

MAZARS CPA LIMITED
瑪澤會計師事務所有限公司
42ND FLOOR, CENTRAL PLAZA, 18 HARBOUR ROAD, WANCHAI, HONG KONG
香港灣仔港灣道18號中環廣場42樓
TEL : (852) 2909 5555 - FAX: (852) 2810 0032 - info@mazars.com.hk - www.mazars.cn